Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 28, 2013, with respect to the consolidated financial statements and schedule included in the Annual Report of SL Industries, Inc. (a New Jersey Corporation) and its subsidiaries on Form 10-K for the year ended December 31, 2012, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
June 20, 2013